Exhibit 23.3

Consent of DeGOLYER and MacNAUGHTON

March 19, 2012

Cimarex Energy Co.

1700 Lincoln Street, Suite 1800

Denver, CO 80203-4518

Ladies and Gentlemen:

We hereby consent to the incorporation by reference of all references to DeGolyer and MacNaughton and to the reference to the review of proved oil and gas reserves as of December 31, 2011, estimated by Cimarex that were presented in our letter report dated January 20, 2012 (our Letter Report), in this Post-Effective Amendment No. 2 to the Registration Statement No. 333-162051 on Form S-3 of Cimarex Energy Co. (Cimarex) under the headings “Risk Factors,” “Properties—Oil and Gas Reserves,” and “Notes to the Consolidated Financial Statements—Unaudited Supplemental Oil and Gas Disclosures—Oil and Gas Reserve Information,” included in or made a part of the Annual Report on Form 10-K of Cimarex for the year ended December 31, 2011. We also consent to the reference to DeGolyer and MacNaughton under the heading “Experts” in such Registration Statement.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716